Exhibit 10.1

ARIS WATER SOLUTIONS, INC.

2021 EQUITY INCENTIVE PLAN

NOTICE OF GRANT OF AWARD OF RESTRICTED STOCK

Notice of Grant

Aris Water Solutions, Inc. (the “Company”) hereby grants to the Participant named below the number of shares of Restricted Stock specified below (the “Award”). Each share of Restricted Stock reflects one share of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”), granted subject to the terms and conditions set forth in this Grant Notice, the Aris Water Solutions, Inc. 2021 Equity Incentive Plan (the “Plan”), and the Restricted Stock Award Agreement (the “Award Agreement”) promulgated under such Plan, each as amended from time to time. This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Award Agreement.

Participant Name:

Grant Date:

Vesting Commencement Date:

Number of shares of Restricted Stock:

Vesting Schedule:

The Restricted Stock shall become vested on the following basis:

●	[100% of the Restricted Stock will vest on XXXX];

provided that the Participant shall not have experienced a Termination of Employment from the Grant Date through such vesting date. If the Participant experiences a Termination of Employment for any or no reason before the Participant vests in any portion of the Restricted Stock, the unvested portion of the Restricted Stock will immediately terminate. However, notwithstanding anything herein to the contrary, the vesting of the Restricted Stock shall be subject to any vesting acceleration provisions applicable to the Restricted Stock contained in the Plan, the Award Agreement and/or any employment or service agreement, offer letter, severance agreement, or any other agreement between the Participant and the Company or any Affiliate or Subsidiary (such agreement, a “Separate Agreement”).

Agreements

By your signature and the Company’s signature below, you and the Company agree that this Award is granted under and governed by the terms of the Plan and the Award Agreement, all of which are attached hereto and incorporated herein by this reference, and shall be subject to the terms thereof. Capitalized terms used but not defined herein shall have the meanings given to them in the Plan or the Award Agreement, as the case may be. In the event you do not execute or specifically decline this Award Agreement in writing, you will be deemed to have accepted the terms herein.

You further acknowledge that your rights to any Restricted Stock will be earned and become vested only as you provide services to the Company over time and that nothing herein or in the attached documents confers upon you any right to continue your employment or other service relationship with the Company or any Affiliate or Subsidiary for any period of time, nor does it interfere in any way with your right or the Company’s (or any Affiliate’s or Subsidiary’s) right to terminate that relationship at any time, for any reason or no reason, with or without Cause, and with or without advance notice, except as may be required by the terms of a Separate Agreement or in compliance with applicable law.

“COMPANY”	“PARTICIPANT”

Aris Water Solutions, Inc.

Name:
Title:	Name

Signature

Address

Address

ARIS WATER SOLUTIONS, INC.

2021 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

This Award Agreement is made and entered into by and between Aris Water Solutions, Inc., a Delaware corporation (“Company”), and the Participant identified in the Notice of Grant of Award of Restricted Stock (“Grant Notice”) which is attached hereto (the “Participant”).

1.Grant of Restricted Stock. The Company hereby grants to the Participant named in the Grant Notice an award of Restricted Stock, subject to all of the terms and conditions in this Award Agreement and the Plan, which are incorporated herein by reference.

2.Vesting of Award. The Award shall not be vested as of the Grant Date set forth in the Grant Notice and shall be non-transferable and forfeitable unless and until otherwise vested pursuant to the terms of the Grant Notice and this Award Agreement. After the Grant Date, subject to termination or acceleration as provided in this Award Agreement or any Separate Agreement, the Award shall become vested as described in the Grant Notice. Restricted Stock that has not vested and is no longer subject to forfeiture is referred to herein as a “Vested Share.” Restricted Stock that has not not vested and remains subject to forfeiture is referred to herein as an “Unvested Share” (the Unvested Shares and Vested Shares are collectively referred to herein as the “Shares”). Except as set forth in Section 4 below, upon the Participant’s Termination of Employment, any then Unvested Shares held by the Participant shall be forfeited and canceled as of the date of such termination.

3.Certificate Legend. Each certificate representing shares of Common Stock underlying the Award shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Aris Water Solutions, Inc. 2021 Equity Incentive Plan and in the associated Restricted Stock Award Agreement. A copy of the Aris Water Solutions, Inc. 2021 Equity Incentive Plan and such Restricted Stock Award Agreement may be obtained from Aris Water Solutions, Inc.”

4.Removal of Restrictions.Except as may otherwise be provided herein and in the Plan, the shares of Common Stock underlying the Award shall become freely transferable by the Participant on the date such shares become Vested Shares, subject to applicable federal and state securities laws. Once shares of Restricted Stock are no longer subject to any restrictions, the Participant shall be entitled to have the legend required by Section 3 of this Agreement removed from the applicable stock certificates.

5.Terminations of Employment; Change in Control.

(a)

Change in Control. Unless otherwise provided in a Separate Agreement, upon the occurrence of a Change in Control, all then Unvested Shares shall become Vested Shares effective as of immediately prior to the consummation of such Change in Control.

(b)

Death; Disability. Except as otherwise provided under Section 4(a), if the Participant’s Termination of Employment is as a result of the Participant’s death or Disability all then Unvested Shares shall become Vested Shares effective as of the date of such Termination of Employment.

(c)

Other Termination. Upon the Participant’s Termination of Employment for any other reason not set forth in Section 4(b), any then Unvested Shares held by Participant shall be forfeited and canceled, for no consideration, as of the Termination Date.

6.Restrictions on Resales. The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant and other holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

7.Rights as a Stockholder. The Participant may exercise full voting rights and shall accrue all dividends and other distributions as and when paid with respect to the shares of Restricted Stock while they are held. If any such dividends or distributions are paid in shares of Common Stock, such shares of Common Stock shall be subject to the same restrictions on transferability as are the shares of Common Stock underlying the Restricted Stock with respect to which they were paid.

8.Withholding Taxes. To the extent required by applicable federal, state, local or foreign law, the Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of the grant or vesting of the Restricted Stock. The Company shall not be required to recognize the disposition of such Shares until such obligations are satisfied. The Participant acknowledges that the Company shall have the right to deduct any taxes required to be withheld by law in connection with the vesting of Shares from any amounts payable by it to the Participant (including, without limitation, future cash wages).

9.Non-Transferability of Award. The Participant understands, acknowledges and agrees that, except as otherwise provided in the Plan or as permitted by the Committee, the Award may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of other than by will or the laws of descent and distribution.

10.Other Agreements Superseded. The Grant Notice, this Award Agreement, the Plan, and any Separate Agreement, if applicable, constitute the entire understanding between the Participant and the Company regarding the Award. Any prior agreements, commitments or negotiations concerning the Award are superseded.

11.Continued Service. Nothing in the Plan, in the Grant Notice, this Award Agreement or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s (or any Affiliate’s or Subsidiary’s) right to terminate the Participant’s employment or other service at any time for any reason.

12.No Liability of Company. The Company and any Affiliate or Subsidiary which is in existence or hereafter comes into existence shall not be liable to the Participant or any other person as to any tax consequence expected, but not realized, by the Participant or other person due to the receipt of any Restricted Stock granted hereunder.

13.General.

(a) Governing Plan Document. The Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of the Award, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan.

(b) Governing Law. This Award Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflicts of law.

(c) Electronic Delivery. By executing the Grant Notice, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and its Affiliates or Subsidiaries, the Plan, the Award and the Common Stock via Company web site or other electronic delivery.

(d) Notices. Any notice required or permitted to be delivered under this Award Agreement shall be in writing (which shall include electronic transmission) and shall be deemed received (i) the business day following electronic verification of receipt if sent electronically, (ii) upon personal delivery to the party to whom the notice is directed, or (iii) the business day following deposit with a reputable overnight courier (or the second business day following deposit in the case of an international delivery). Notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company. The recipient may acknowledge actual receipt at a time earlier than the deemed receipt set forth herein or by a means other than that set forth herein.

(e) Successors/Assigns. This Award Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(f) Severability. If one or more provisions of this Award Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Award Agreement, and the balance of the Award Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. The parties agree to replace such illegal, void, invalid or unenforceable provision of this Award Agreement with a legal, valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such illegal, void, invalid or unenforceable provision.